    As filed with the Securities and Exchange Commission on December 6, 2000

                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           NEWMONT MINING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    1041                    13-2526632
    (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                NUMBER)

         1700 LINCOLN STREET                    TIMOTHY J. SCHMITT, ESQ.
        DENVER, COLORADO 80203                 NEWMONT MINING CORPORATION
            (303) 863-7414               1700 LINCOLN STREET, DENVER, COLORADO
   (ADDRESS AND TELEPHONE NUMBER OF                      80203
   REGISTRANT'S PRINCIPAL EXECUTIVE                  (303) 863-7414
               OFFICES)                   (NAME, ADDRESS AND TELEPHONE NUMBER
                                                 OF AGENT FOR SERVICE)

                                   COPIES TO:
  DAVID A. KATZ, ESQ.       GREG V. ETTER, ESQ.      ROBERT B. SCHUMER, ESQ.
WACHTELL, LIPTON, ROSEN      VICE PRESIDENT AND       PAUL, WEISS, RIFKIND,
         & KATZ               GENERAL COUNSEL           WHARTON & GARRISON
  51 WEST 52ND STREET       BATTLE MOUNTAIN GOLD        1285 AVENUE OF THE
   NEW YORK, NEW YORK             COMPANY                    AMERICAS
         10019             333 CLAY STREET, STE.        NEW YORK, NEW YORK
     (212) 403-1000                 4200                      10019
                            HOUSTON, TEXAS 77002          (212) 373-3000
                               (713) 650-6400
                                ---------------
   Approximate Date of Commencement of Proposed Sale of the Securities to the
Public: As soon as practicable after this Registration Statement becomes effective.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-50516
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                                ---------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         Proposed Maximum Proposed Maximum    Amount of
        Title of Each Class of             Amount to      Offering Price     Aggregate       Registration
     Securities to be Registered         be Registered      Per Share      Offering Price       Fee(3)
---------------------------------------------------------------------------------------------------------
Common Stock, par value $1.60 per
 share (and associated Preferred Stock
 Purchase Rights)....................         (1)              (2)           $1,476,000        $389.67

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                         (footnotes continued on following page)
-------
(1) Newmont is registering up to an additional 2,100 shares of common stock
    (the "Newmont common stock") of Newmont Mining Corporation ("Newmont") to be issued pursuant to the Agreement and Plan of Merger, dated June 21, 2000, by and among Newmont, Bounty Merger Corp. and Battle Mountain Gold Company ("Battle Mountain"), and the related Arrangement Agreement, dated June 21, 2000, by and among Newmont, Bounty Merger Corp., Battle Mountain and Battle Mountain Canada Ltd. ("Battle Mountain Canada"), based upon a maximum additional 20,000 shares of common stock (the "Battle Mountain common stock") of Battle Mountain that may be issued prior to consummation of the merger, exchanged at an exchange ratio of 0.105. In addition, Newmont is registering an indeterminate number of shares of Newmont common stock to be issued to the holders of performance units granted under Battle Mountain's 1994 Long Term Incentive Plan upon consummation of the merger with a market value of up to $1,442,000 based on the previous day's closing price of Newmont common stock on the New York Stock Exchange.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

(2) Determined as the sum of the maximum offering price of $1,442,000 for the Newmont common stock to be issued in connection with the Battle Mountain performance units and a maximum offering price of $34,000 for the other additional shares of Newmont common stock calculated in accordance with Rule 457(f)(1) under the Securities Act based upon a market value of $1.70 per share of Battle Mountain common stock, the average of the high and low sale prices per share of Battle Mountain common stock on the New York Stock Exchange Composite Tape on December 4, 2000.
(3) A fee of $106,488.60 was previously paid pursuant to Rule 14a-6(j) promulgated under the Securities Exchange Act of 1934, as amended, in connection with the filing of the preliminary proxy statement/prospectus on July 21, 2000. Pursuant to Rule 457(b) under the Securities Act of 1933, as amended, $101,948 was credited against such prior fee payment in connection with the filing of the Registration Statement of Form S-4 on November 22, 2000. Pursuant to Rule 457(b) under the Securities Act of 1933, as amended, the remaining previous fee payment is being credited against the registration fee and, accordingly, no additional fee being paid in connection with the filing of this registration statement.

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                EXPLANATORY NOTE

   Pursuant to its Registration Statement on Form S-4 (File No. 33-50516), filed on November 22, 2000 and declared effective as of November 22, 2000, Newmont registered 26,541,685 shares of its common stock and associated preferred stock purchase rights for issuance in connection with its acquisition of Battle Mountain Gold Company. Newmont is filing this Registration Statement on Form S-4 to register additional shares of its common stock and associated preferred stock purchase rights also for issuance in connection with the Battle Mountain Gold acquisition.

                    STATEMENT OF INCORPORATION BY REFERENCE

   In accordance with General Instruction K to Form S-4 and because this Registration Statement registers additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-4 (File No. 33-50516), as amended by Amendment No. 1 to such Registration Statement, filed by Newmont with respect to the same classes of securities being registered hereby, are incorporated by reference into this Registration Statement.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on December 5, 2000.

                                          Newmont Mining Corporation

                                                             *
                                          By: _________________________________
                                                      Ronald C. Cambre
                                                Chairman and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 5, 2000 by the following persons in the capacities indicated:

                 *                     Chairman and Chief
______________________________________  Executive Officer
           Ronald C. Cambre             (Principal Executive
                                        Officer)

                 *                     Senior Vice President and
______________________________________  Chief Financial Officer
           Bruce D. Hansen              (Principal Financial
                                        Officer)

                 *                     Vice President and
______________________________________  Controller
           Linda K. Wheeler             (Principal Accounting
                                        Officer)

VINCENT A. CALCARCO             ROBIN A. PLUMBRIDGE
RONALD C. CAMBRE                ROBERT H. QUENON
JAMES T. CURRY, JR.             MOEEN A. QURESHI                  Board of
LEO I. HIGDON, JR.              MICHAEL K. REILLY                 Directors*
ROBERT J. MILLER                JAMES V. TARANIK
WAYNE W. MURDY                  WILLIAM I. M. TURNER,
                             JR.
--------
* Timothy J. Schmitt, by signing his name hereto, does hereby sign this document on behalf of each of the directors and officers named above pursuant to powers of attorney duly executed by such persons.

                                                   /s/ Timothy J. Schmitt
                                          By: _________________________________
                                                     Timothy J. Schmitt
                                                      Attorney-in-Fact

                               INDEX TO EXHIBITS

 Exhibit
 Number                               Description
 -------                              -----------
  5.1    Opinion of White & Case LLP.


  8.1    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain
         United States federal income tax matters.*


 23.1    Consent of Arthur Andersen LLP.


 23.2(a) Consent of PricewaterhouseCoopers LLP (Battle Mountain Gold Company).


 23.2(b) Consent of PricewaterhouseCoopers (Lihir Gold Limited).


 23.3 Consent of White & Case LLP regarding its opinion on authorization of shares (included in Exhibit 5.1).


 24.1    Powers of Attorney.*


--------
* Previously filed.